STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

JEFF STOCKDALE

Job:C20160307-1015
March 7, 2016

Special Handling Instructions:
EXP/AMD EMAILED 03/07/16 NEH

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amendment	20160105143-93	3/7/2016 10:00:34 AM	1	$825.00	$825.00
24 Hour Expedite	20160105143-93	3/7/2016 10:00:34 AM	1	$125.00	$125.00
Total					$950.00

Payments

Type	Description	Amount
Credit	457378324938688510133 6	$950.00
Total		$950.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

JEFF STOCKDALE

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20160105143-93
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 03/07/2016 10:00 AM
	Entity Number E0863102005-4

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

AMBIENT WATER CORPORATION

2. The articles have been amended as follows: (provide article numbers, if available)

Amend Article III to read: The Capital Stock shall consist of 2,000,000,000 shares of common stock, $0.0001 par value, all of which shall be entitled to voting power, and 400,000,000 of preferred stock, $0.0001 par value. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195 and 78.1955), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designation, rights, preferences or other variations of each class or series with each class of capital stock of the Corporation. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 50.7%

4. Effective date and time of filing: (optional) Date: March 7, 2016 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.